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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1997, with respect to the combined financial statements of The Cellular Telephone Business of Selected Systems of Horizon Cellular Telephone Company, L.P. included in Amendment No. 3 to the Registration Statement (Form S-4 file No. 333-71633) and related Prospectus of Dobson Communications Corporation for the registration of 67,146 shares of its 12 1/4% Senior Exchangeable Preferred Stock.


                                          /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
April 29, 1999